JOHN HANCOCK FUNDS II
AMENDMENT No. 3 TO SUBADVISORY AGREEMENT
MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED
     AMENDMENT made as of this 26th day of December, 2007 to the Subadvisory Agreement dated October 17, 2005, as amended (the “Amendment”), between John Hancock Investment Management Services, LLC , a Delaware limited liability company (the “Adviser”), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1. CHANGE IN APPENDIX A
     Appendix A of the Agreement, “Compensation of Subadviser,” is hereby amended to add the following Portfolios:
Retirement Distribution Portfolio
Retirement Rising Distribution Portfolio
     Appendix A of the Agreement, “Compensation of Subadviser,” is hereby amended to change the subadvisory fee for the following Portfolios:
Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Collectively, each of the funds listed above are referred to as the “Portfolios.”
2. EFFECTIVE DATE
     This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Funds II (the “Trust”) and (ii) execution of the Amendment.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Bruce R. Speca

Name: Bruce R. Speca
Title: Executive Vice President

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED

By:	/s/ Gordon R. Pansegrau

Name: Gordon R. Pansegrau
Title: General Counsel, Corporate Secretary & Chief Compliance Officer

APPENDIX A
     The Subadviser shall serve as investment subadviser for the Portfolios of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for each Portfolio at an annual rate as follows (the “Subadviser Fee”):

Between
	First	$250 million	Excess Over
	$250 million	and $500 million	$500 million
	of Aggregate Net	of Aggregate	of Aggregate
Trust	Assets*	Net Assets*	Net Assets*
Retirement Distribution Portfolio

Retirement Rising Distribution Portfolio

*	The term Aggregate Net Assets includes the net assets of the Portfolio of the Trust. It also includes with respect to the Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous day of that fund.

Trust Portfolio(s)	Other Portfolio(s)
Retirement Distribution Portfolio	Retirement Rising Distribution Portfolio

Retirement Rising Distribution Portfolio	Retirement Distribution Portfolio
     The Subadviser Fee for the Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of the Aggregate Net Assets divided by (ii) the Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Lifecycle Portfolios

Between
	First	$1.5 billion	Excess Over
	$1.5 billion	and $7.5 billion	$7.5 billion
	of Aggregate Net	of Aggregate	of Aggregate
Trust	Assets*	Net Assets*	Net Assets*
Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio

*	The term Aggregate Net Assets includes the net assets of the Portfolio of the Trust. It also includes with respect to the Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous day of that fund.

Trust Portfolio(s)	Other Portfolio(s)
Lifecycle 2010 Portfolio	Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds II
JHT Lifecycle Funds*

Trust Portfolio(s)	Other Portfolio(s)
Lifecycle 2015 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds II
JHT Lifecycle Funds*

Lifecycle 2020 Portfolio	Lifecycle 2010 Portfolio
Lifecyle 2015 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds II
JHT Lifecycle Funds*

Lifecycle 2025 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Trust
Each a series of John Hancock Funds II
JHT Lifecycle Funds*

Trust Portfolio(s)	Other Portfolio(s)
Lifecycle 2030 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds II
JHT Lifecycle Funds*

Lifecycle 2035 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Trust
Each a series of John Hancock Funds II
JHT Lifecycle Funds*

Lifecycle 2040 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Trust
Each a series of John Hancock Funds II
JHT Lifecycle Funds*

Trust Portfolio(s)	Other Portfolio(s)
Lifecycle 2045 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Trust
Each a series of John Hancock Funds II
JHT Lifecycle Funds*

Lifecycle 2050 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds II
JHT Lifecycle Funds*

Lifecycle Retirement Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Trust
Each a series of John Hancock Funds II
JHT Lifecycle Funds*

*	The JHT Lifecycle Funds are as follows: Lifecycle 2010 Trust, Lifecycle 2015 Trust
Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust
Lifecycle 2040 Trust, Lifecycle 2045 Trust, Lifecycle 2050 Trust, Lifecycle Retirement Portfolio.

     The Subadviser Fee for the Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of the Aggregate Net Assets divided by (ii) the Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.